                                                                                                                                                                          Exhibit 99.1
Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Almost Family Reports Second Quarter 2010 Results

Second Quarter Highlights:
•	Net service revenues increased 15% to $85.6 million
•	Visiting Nurse (VN) segment net revenues rose 17% to $74.9 million
•	Net income increased 39% to $8.3 million
•	Diluted EPS increased 25% to $0.89 per share on 12% more shares outstanding
•	Lower insurance claims, Medicare rural rate add-on and pay-for-performance revenue, net of higher professional fees, net to favorable $0.05 impact on diluted EPS
•	Approximately $100 million in cash plus credit facility available to fund acquisitions

Louisville, KY, August 4, 2010 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months ended June 30, 2010.

William Yarmuth, President and Chief Executive Officer, commented, “Our second quarter results demonstrate the fundamental strength of our business and our ability to balance investing in our growth with controlling costs. We achieved 16% organic revenue growth in our VN segment, reflecting the success of our Senior Advocacy Mission in the communities we serve.”

Mr. Yarmuth added, “Given CMS's recently proposed updates to 2011 and 2012 home health reimbursement, one of our key initiatives in the industry is to work with CMS to ensure that home health continues to be an important part of the solution to lowering health care costs and ensuring America’s seniors remain in their home, where they want to be.”

Second Quarter Financial Results

Almost Family reported second quarter 2010 net service revenues of $85.6 million, a 15% increase from $74.6 million in the second quarter of 2009.

Net income for the second quarter of 2010 was $8.3 million, or $0.89 per diluted share, compared to $6.0 million, or $0.71 per diluted share, in the second quarter of 2009.  The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 12% between periods.

Second quarter 2010 net income benefitted from lower healthcare insurance costs, higher reimbursement in rural-areas, and additional revenue from Medicare’s “Pay for Performance” program. It also included increased legal fees associated with the Senate Finance

Committee’s request for information. The net impact of these items on second quarter 2010 net income was a positive $0.05 per diluted share.

Second Quarter Segment Results

Net revenues in the Visiting Nurse segment for the second quarter of 2010 were $74.9 million, a 17% increase from $64.0 million in the second quarter of 2009.  The total revenue growth of $11.0 million came from a 16% organic growth rate plus $1.0 million from acquired operations.  Organic Medicare admissions growth was 9% and organic Medicare Episodic growth was 9%.  Operating income before corporate expense in the VN segment for the second quarter of 2010 was $17.7 million, a 33% increase from $13.4 million in the second quarter of 2009.

Net revenues in the Personal Care (PC) segment for the second quarter of 2010 and 2009 were flat at approximately$10.6 million.  Operating income before unallocated corporate expense in the PC segment for the second quarter of 2010 was $1.5 million, a 21% increase from $1.2 million in the second quarter of 2009.

Six Month Period Ended June 30, 2010

Almost Family reported net service revenues for the six month period ended June 30, 2010 of $167.4 million, a 17% increase from $143.5 million in the same period of 2009.

Net income for the six month period of 2010 was $15.8 million, or $1.69 per diluted share, compared to $11.6 million, or $1.40 per diluted share, in the six month period of 2009.  The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 13% between periods.

Six Month Period Segment Results

Net revenues in the Visiting Nurse segment for the six month period of 2010 were $146.5 million, a 19% increase from $122.7 million in the six month period of 2009.  The total revenue growth of $23.8 million came from an 18% organic growth rate plus $2.0 million from acquired operations.  Organic Medicare admissions growth was 11% and organic Medicare Episodic growth was 13%.  Operating income before corporate expense in the VN segment for the six month period of 2010 was $33.6 million, a 31% increase from $25.7 million in the six month period of 2009.

Net revenues in the Personal Care (PC) segment for the six month period of 2010 and 2009 were flat at approximately $20.8 million.  Operating income before unallocated corporate expense in the PC segment for the six month period of 2010 was $2.7 million, a 17% increase from $2.3 million in the six month period of 2009.

Regulatory Inquiries
As previously announced the Company is continuing to cooperate fully with investigators from the U.S. Senate Finance Committee and the U.S. Securities and Exchange Commission regarding their inquiries following an April 27, 2010 Wall Street Journal article related to Medicare home health therapy services.  During the quarter ended June 30, 2010 the Company incurred approximately $250,000 of professional fees associated with these inquiries.  As further described in the Company's quarterly report on Form 10-Q filed today, four derivative complaints have been filed against the Company's board of directors and chief financial officer and one putative class action law suit has been filed against the Company and its chief executive officer and chief financial officer. Refer to the Form 10-Q for additional information.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on August 4, 2010, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning August 4, 2010 at 2:00 p.m. ET and ending on August 18, 2010. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Passcode: 353864.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning August 4, 2010 at approximately 2:00 p.m. ET and will remain available until September 4, 2010.

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months ended June 30,
	2010	2009
Net service revenues	$85,606	$74,594
Cost of service revenues (excluding depreciation and amortization)	38,629	34,498
Gross margin	46,977	40,096
General and administrative expenses:
Salaries and benefits	22,879	20,670
Other	10,078	9,307
Total general and administrative expenses	32,957	29,977
Operating income	14,020	10,119
Interest expense, net	(61)	(204)
Income from continuing operations before income taxes	13,959	9,915
Income tax expense	(5,618)	(3,866)
Net income from continuing operations	8,341	6,049
Discontinued operations, net of tax benefits of ($.5) and $36	1	(55)
Net income	$8,342	$5,994

Per share amounts-basic:
Average shares outstanding	9,110	8,176
Income from continued operations	$0.92	$0.74
Loss from discontinued operations	-	(0.01)
Net income	$0.92	$0.73

Per share amounts-diluted:
Average shares outstanding	9,366	8,389
Income from continued operations	$0.89	$0.72
Loss from discontinued operations	-	(0.01)
Net income	$0.89	$0.71

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Six Months ended June 30,
	2010	2009
Net service revenues	$167,384	$143,534
Cost of service revenues (excluding depreciation and amortization)	76,215	66,713
Gross margin	91,169	76,821
General and administrative expenses:
Salaries and benefits	45,193	39,672
Other	19,362	17,462
Total general and administrative expenses	64,555	57,134
Operating income	26,614	19,687
Interest expense, net	(150)	(517)
Income from continuing operations before income taxes	26,464	19,170
Income tax expense	(10,651)	(7,528)
Net income from continuing operations	15,813	11,642
Discontinued operations, net of tax benefits of $19 and $34	(28)	(53)
Net income	$15,785	$11,589

Per share amounts-basic:
Average shares outstanding	9,079	8,164
Income from continued operations	$1.74	$1.43
Loss from discontinued operations	-	(0.01)
Net income	$1.74	$1.42

Per share amounts-diluted:
Average shares outstanding	9,354	8,278
Income from continued operations	$1.69	$1.41
Loss from discontinued operations	-	(0.01)
Net income	$1.69	$1.40

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2010
ASSETS	(UNAUDITED)	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$31,352	$19,389
Accounts receivable - net	41,333	35,121
Prepaid expenses and other current assets	2,456	2,544
Deferred tax assets	8,111	7,786
TOTAL CURRENT ASSETS	83,252	64,840

PROPERTY AND EQUIPMENT - NET	4,353	4,291
GOODWILL	99,134	99,133
OTHER INTANGIBLE ASSETS	14,387	14,538
OTHER ASSETS	588	587
	$201,714	$183,389

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,912	$3,360
Accrued other liabilities	20,613	20,076
Current portion - capital leases and notes payable	1,688	1,836
TOTAL CURRENT LIABILITIES	26,213	25,272

LONG-TERM LIABILITIES:
Revolving credit facility	-	-
Capital lease obligations	-	40
Notes payable	1,300	2,800
Deferred tax liabilities	6,673	5,258
Other liabilities	885	1,042
TOTAL LONG-TERM LIABILITIES	8,858	9,140
TOTAL LIABILITIES	35,071	34,412

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,251 and 9,151
issued and outstanding	925	915
Treasury stock, at cost, 2 and 0 shares	(70)	-
Additional paid-in capital	96,407	94,465
Retained earnings	69,381	53,597
TOTAL STOCKHOLDERS' EQUITY	166,643	148,977
	$201,714	$183,389

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In thousands)
	Six Months ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$15,785	$11,589
Loss from discontinued operations	(28)	(53)
Income from continuing operations	15,813	11,642
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,366	1,152
Provision for uncollectible accounts	1,854	1,902
Stock-based compensation	871	772
(Gain) Loss from sale of asset	(2)	-
Deferred income taxes	1,090	8
	20,992	15,476
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(8,067)	(5,309)
Prepaid expenses and other current assets	(4)	301
Other assets	(1)	(49)
Increase (decrease) in:
Accounts payable and accrued expenses	932	(1,354)
Net cash provided by operating activities	13,852	9,065

Cash flows from investing activities:
Capital expenditures	(1,196)	(479)
Cash proceeds from sale of asset	13	-
Acquisitions, net of cash acquired	(1)	(6,407)
Net cash used in investing activities	(1,184)	(6,886)

Cash flows from financing activities:
Net revolving credit facility (repayments) borrowings	-	1,557
Proceeds from exercise of stock options	380	84
Purchase of common stock in connection with exercise of stock options	(628)	(6)
Tax benefit from exercise of non-qualified stock options	1,258	211
Principal payments on capital leases and notes payable	(1,687)	(4,220)
Net cash used in financing activities	(677)	(2,374)

Cash flows from discontinued operations:
Operating activities	(28)	(53)
Investing activities	-	-
Financing activities	-	-
Net cash used in discontinued operations	(28)	(53)

Net increase (decrease) in cash and cash equivalents	11,963	(248)
Cash and cash equivalents at beginning of period	19,389	1,301
Cash and cash equivalents at end of period	$31,352	$1,053

Summary of non-cash investing and financing activities:
Value of stock withheld in lieu of payroll taxes	$628	$6

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)

(In thousands)
	Three Months ended June 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$74,947	87.5%	$63,957	85.7%	$10,990	17.2%
Personal Care	10,659	12.5%	10,637	14.3%	22	0.2%
	$85,606	100.0%	$74,594	100.0%	$11,012	14.8%
Operating income before corporate expenses:
Visiting Nurse	$17,698	23.6%	$13,356	20.9%	$4,342	32.5%
Personal Care	1,495	14.0%	1,239	11.6%	256	20.7%
	19,193	22.4%	14,595	19.6%	4,598	31.5%
Corporate expenses	5,173	6.0%	4,476	6.0%	697	15.6%
Operating income	14,020	16.4%	10,119	13.6%	3,901	38.6%
Interest expense, net	61	0.1%	204	0.3%	(143)	-70.1%
Income tax expense	5,618	6.6%	3,866	5.2%	1,752	45.3%
Net income from continuing operations	$8,341	9.7%	$6,049	8.1%	$2,292	37.9%

EBITDA from continuing operations	$15,158	17.7%	$11,139	14.9%	$4,019	36.1%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)

(In thousands)
	Six Months ended June 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$146,488	87.5%	$122,705	85.5%	$23,783	19.4%
Personal Care	20,896	12.5%	20,830	14.5%	66	0.3%
	$167,384	100.0%	$143,535	100.0%	$23,849	16.6%
Operating income before corporate expenses:
Visiting Nurse	$33,581	22.9%	$25,657	20.9%	$7,924	30.9%
Personal Care	2,746	13.1%	2,342	11.2%	404	17.3%
	36,327	21.7%	27,999	19.5%	8,328	29.7%
Corporate expenses	9,713	5.8%	8,312	5.8%	1,401	16.9%
Operating income	26,614	15.9%	19,687	13.7%	6,927	35.2%
Interest expense, net	150	0.1%	517	0.4%	(367)	-71.0%
Income tax expense	10,651	6.4%	7,528	5.2%	3,123	41.5%
Net income from continuing operations	$15,813	9.4%	$11,642	8.1%	$4,171	35.8%

EBITDA from continuing operations	$28,851	17.2%	$21,611	15.1%	$7,240	33.5%

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months ended June 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	87		77		10	13.0%

All payors:
Patients Months	51,850		46,940		4,910	10.5%
Admissions	14,408		12,994		1,414	10.9%
Billable Visits	476,313		406,360		69,953	17.2%

Medicare Statisitics:
Revenue (in thousands)	$68,958	92.0%	$57,520	89.9%	$11,438	19.9%
Billable visits	400,296		349,792		50,504	14.4%
Admissions	13,093		11,869		1,224	10.3%
Episodes	21,447		18,893		2,554	13.5%

Revenue per completed episode	$3,182		$2,972		$210	7.1%
Visits per episode	18.1		17.7		0.4	2.3%

PERSONAL CARE
RESULTS OF OPERATION

	Three Months ended June 30,
	2010		2009		Change
	Amount		Amount		Amount	%
Average number of locations	23		23		-	0.0%

Admissions	763		827		(64)	-7.7%
Patient months of care	11,831		11,825		6	0.1%
Patient days of care	152,964		151,117		1,847	1.2%
Billable hours	583,722		593,771		(10,049)	-1.7%
Revenue per billable hour	$18.26		$17.91		$0.35	1.9%

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Six Months ended June 30,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	86		76		10	13.2%

All payors:
Patients Months	102,371		90,061		12,310	13.7%
Admissions	29,077		25,654		3,423	13.3%
Billable Visits	937,176		777,811		159,365	20.5%

Medicare Statisitics:
Revenue (in thousands)	$134,504	91.8%	$109,718	89.4%	$24,786	22.6%
Billable visits	782,721		664,529		118,192	17.8%
Admissions	26,360		23,352		3,008	12.9%
Episodes	41,871		36,167		5,704	15.8%

Revenue per completed episode	$3,150		$2,939		$211	7.2%
Visits per episode	18.0		17.5		0.5	2.9%

PERSONAL CARE
RESULTS OF OPERATION

	Six Months ended June 30,
	2010		2009		Change
	Amount		Amount		Amount	%
Average number of locations	23		22		1	4.5%

Admissions	1,585		1,682		(97)	-5.8%
Patient months of care	23,630		23,518		112	0.5%
Patient days of care	301,623		296,578		5,045	1.7%
Billable hours	1,154,415		1,164,019		(9,604)	-0.8%
Revenue per billable hour	$18.10		$17.89		$0.21	1.2%

Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:
EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2010	2009	2010	2009
Net income from continuing operations	$8,341	$6,049	$15,813	$11,642
Add back:
Interest expense	61	204	150	517
Income tax expense	5,618	3,866	10,651	7,528
Depreciation and amortization	698	578	1,366	1,152
Amortization of stock-based compensation	440	442	871	772
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$15,158	$11,139	$28,851	$21,611

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 100 branch locations in 11 U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare,

Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; potential audits and investigations by governmental and regulatory agencies; including the impact of any negative publicity or litigation; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2009, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors” and the Company's subsequent quarterly and current reports.  The Company undertakes no obligation to update or revise its forward-looking statements.